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                                                                    EXHIBIT 99.3



                                REVOCABLE PROXY

                               CF BANCORP, INC.
                        SPECIAL MEETING OF STOCKHOLDERS


   The undersigned hereby appoints the Board of Directors of CF Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held at the main offices of the Company, located at 101 Third Street, Davenport, Iowa, at the date and time specified in the Joint Proxy Statement/Prospectus, and at any and all adjournments thereof, as follows:


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.


      1.        [_] FOR           [_] AGAINST                [_] ABSTAIN FROM

         the adoption of an Agreement and Plan of Merger, dated May 31, 1995, between First Midwest Bancorp, Inc., a Delaware corporation ("First Midwest"), and CF Bancorp, Inc., a Delaware corporation ("CF"), pursuant to which CF will be merged with and into First Midwest and each holder of shares of CF Common Stock will be entitled to receive in exchange therefor, 1.4545 shares of First Midwest Common Stock.

      2.        [_] FOR           [_] AGAINST                [_] ABSTAIN FROM

         the adoption of an amendment to CF's Certificate of Incorporation repealing Article Fourth, Section C, of CF's Certificate of Incorporation in its entirety.

      3. In the discretion of the named proxies, on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Special Meeting and the Joint Proxy Statement/Prospectus.

         Date: ___________________


         ------------------------------       -------------------------------
         PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


         ------------------------------       -------------------------------
         SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


             Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE